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                                                                    EXHIBIT 10.2

                           CHANGE IN CONTROL AGREEMENT

                         EFFECTIVE DATE: JANUARY 1, 2004

This CHANGE IN CONTROL AGREEMENT ("Agreement") is made by WEST COAST BANCORP ("Bancorp") and WEST COAST BANK ("Bank") (collectively "Company") ROBERT D. SZNEWAJS ("Executive").

                                    RECITALS

A.       The Executive is employed by Bank as its President and Chief Executive
         Officer.

B. The Board recognizes that a possible or threatened Change in Control may result in key management personnel being concerned about their continued employment status or responsibilities. In addition, they may be approached by other companies offering competing employment opportunities. Consequently, they will be distracted from their duties and may even leave the Company during a time when their undivided attention and commitment to the best interests of the Company and Bancorp's shareholders would be vitally important.

C. The Company considers it essential to its best interests and those of Bancorp's shareholders to provide for the continued employment of key management personnel in the event of a Change in Control.

D.       Therefore, in order to--

         (1) Encourage the Executive to assist the Company during a Change in Control and be available during the transition afterwards;

         (2) Give assurance regarding the Executive's continued employment status and responsibilities in the event of a Change in Control; and

         (3) Provide the Executive with Change in Control benefits competitive with the Company's peers

         --the parties agree on the following:

                              TERMS AND CONDITIONS

1. DEFINITIONS. Words and phrases appearing in this Agreement with initial capitalization are defined terms that have the meanings stated below. Words appearing in the following definitions which are themselves defined terms are also indicated by initial capitalization.

         (a) "BENEFICIAL OWNERSHIP" means direct or indirect ownership within the meaning of Rule 13(d)(3) under the Exchange Act.

         (b)      "BOARD" means Bancorp's Board of Directors.

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         (c)      "CAUSE" means either:

                  (1) Any of the circumstances that qualify as grounds for termination for cause under the Executive's employment agreement as in effect at the time; or

                  (2) If no employment agreement is in effect at that time or if the employment agreement in effect at that time does not specify grounds for termination for cause, any of the circumstances listed in subparagraph (A) below shall qualify as "Cause" under this Agreement, subject to the due process requirement of subparagraph (B) below:

                           (A) Any of the following circumstances shall qualify as "Cause:"

                                    (i)     Embezzlement, dishonesty or other
                                            fraudulent acts involving the
                                            Company or the Company's business
                                            operations;

                                    (ii)     Material breach of any
                                             confidentiality agreement or
                                             policy;

                                    (iii)   Conviction (whether entered upon a
                                            verdict or a plea, including a plea
                                            of no contest) on any felony charge
                                            or on a misdemeanor reflecting upon
                                            the Executive's honesty;

                                    (iv)     An act or omission that materially
                                             injures the Company's reputation,
                                             business affairs or financial
                                             condition, if that injury could
                                             have been reasonably avoided by the
                                             Executive; or

                                    (v)      Willful misfeasance or gross
                                             negligence in the performance of
                                             the Executive's duties provided,
                                             however, that the Executive is
                                             first given:

                                             (I)      Written notice by the
                                                      Committee specifying in
                                                      detail the performance
                                                      issues; and

                                             (II)     A reasonable opportunity
                                                      to cure the issues
                                                      specified in the notice.

                           (B)      The Company may not terminate the
                                    Executive's employment for Cause unless:

                                    (i)     The determination that Cause exists
                                            is made and approved by two-thirds
                                            of the Board;

                                    (ii)    The Executive is given reasonable
                                            notice of the Board meeting called
                                            to make that determination; and

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                                    (iii)   The Executive and the Executive's
                                            legal counsel are given the
                                            opportunity to address that meeting.

         (d)      "CHANGE IN CONTROL" means:

                  (1) Except as provided in subparagraph (B) below, an acquisition or series of acquisitions as described in subparagraph (A) below.

                           (A)      The acquisition by a Person of the
                                    Beneficial Ownership of more than 30% of either:

                                    (i)     Bancorp's then outstanding shares of
                                            common stock; or

                                    (ii)    The combined voting power of
                                            Bancorp's then outstanding voting
                                            securities entitled to vote
                                            generally in the election of
                                            directors;

                           (B) This paragraph (1) does not apply to any acquisition:

                                    (i)      Directly from the Company;

                                    (ii)     By the Company; or

                                    (iii)   Which is part of a transaction that
                                            satisfies the exception in paragraph
                                            (3)(A), (B) and (C) below;

                  (2) The incumbent directors cease for any reason to be a majority of the Board. The "incumbent directors" are directors who are either:

                           (A)      Directors on the Effective Date; or

                           (B) Elected, or nominated for election, to the Board by a majority vote of the members of the Board or the Nominating Committee of the Board who were directors on the Effective Date. However this subparagraph (B) does not include any director whose election came as a result of an actual or threatened election contest regarding the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

                  (3) Consummation of a merger, reorganization or consolidation of Bancorp or the sale or other disposition of substantially all of it assets, except where:

                           (A)      Persons who, immediately before the
                                    consummation, had, respectively, a
                                    Controlling Interest in and Voting Control of Bancorp have, respectively, a Controlling Interest in, and Voting Control of the resulting entity;

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                           (B)      No Person (other than the entity resulting
                                    from the transaction or an employee benefit plan maintained by that entity) has the Beneficial Ownership of more than 30% of either:

                                    (i)     The resulting entity's then
                                            outstanding shares of common stock
                                            or other comparable equity security;
                                            or

                                    (ii)    The combined voting power of the
                                            resulting entity's then outstanding
                                            voting securities entitled to vote
                                            generally in the election of
                                            directors,

                                    except to the extent that Person held that Beneficial Ownership before the consummation; and

                           (C) A majority of the members of the board of directors of the resulting entity were members of the Board at either the time:

                                    (i)      The transaction was approved by the
                                             Board; or

                                    (ii)     The initial agreement for the
                                             transaction was signed; or

                  (4) Approval by Bancorp's shareholders of its complete liquidation or dissolution.

         (e) "CHANGE IN CONTROL PROPOSAL" means any proposal or offer that is intended to or has the potential to result in a Change in Control.

         (f)      "CODE" means the Internal Revenue Code of 1986.

         (g) "COMMITTEE" means the Compensation and Personnel Committee of the Board.

         (h) "CONTROLLING INTEREST" means Beneficial Ownership of more than 50% of the outstanding shares common stock of a corporation or the comparable equity securities of a noncorporate business entity.

         (i) "DISABILITY" means that either the carrier of any Company-provided individual or group long-term disability insurance policy covering the Executive or the Social Security Administration has determined that the Executive is disabled. Upon the request of the Committee, the Executive will submit proof of the carrier's or the Social Security Administration's determination.

         (j)      "EFFECTIVE DATE" means January 1, 2004.

         (k)      "ERISA" means the Employee Retirement Security Act of 1974.

         (l)      "EXCHANGE ACT" means the Securities Exchange Act of 1934.

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         (m)      "GOOD REASON" means any one of the following:

                  (1) Any reduction in the Executive's salary or reduction or elimination of any compensation or benefit plan benefiting the Executive, which reduction or elimination does not generally apply to substantially all similarly situated employees of the Company or such employees of any successor entity or of any entity in control of Bancorp or the Bank;

                  (2) A relocation or transfer of the Executive's place of employment to an office or location that is more than 35 miles from the Executive's then current place of employment; or

                  (3) A material diminution in the Executive's responsibilities, title or duties.

         (n) "PERSON" means any individual, entity or group within the meaning of Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or fiduciary holding securities under an employee benefit plan of the Company.

         (o)      "TERMINATION EVENT" means any of the following events:

                  (1) The Executive terminates employment for Good Reason within 36 months after a Change in Control;

                  (2) The Company terminates the Executive's employment other than for Cause, Disability or death within 36 months after a Change in Control;

                  (3) The Company terminates the Executive's employment before a Change in Control if:

                           (A) The termination is not for Cause, Disability or death; and

                           (B)      The termination occurs either on or after:

                                    (i)      The announcement by Bancorp, or any
                                             other Person, that a Change in
                                             Control is contemplated or
                                             intended; or

                                    (ii)     The date a contemplated or intended
                                             Change in Control should have been
                                             announced under applicable
                                             securities or other laws; or

                  (4) The date the Executive's continued employment begins under Section 3(b).

         (p) "VOTING CONTROL" means holding more than 50% of the combined voting power of an entity's then outstanding securities entitled to vote in the election of its directors or other governing body.

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2.       INITIAL TERM; RENEWALS; EXTENSION.

         (a) The initial term of this Agreement begins on the Effective Date and ends on December 31, 2004.

         (b) Following this initial term, this Agreement will automatically renew on January 1 of each year for subsequent one-year terms, unless not later than the September 30 preceding the upcoming renewal date, either the Company or the Executive gives the other written notice terminating this Agreement as of the upcoming December 31.

         (c) If a definitive agreement providing for a Change in Control is signed on or before the expiration date of the initial term or any renewal term, the term of this Agreement then in effect will automatically be extended to 36 months after the effective date (as stated in the definitive agreement) of the Change in Control. During this extended period, the Board may not terminate this Agreement without the Executive's written consent.

3.       EXECUTIVE'S OBLIGATIONS.

         (a) The Executive agrees that, upon notification that the Company has received a Change in Control Proposal, the Executive shall:

                  (1) At the Company's request, assist the Company in evaluating that proposal; and

                  (2) Not resign the Executive's position with the Company until the transaction contemplated by that proposal is either consummated or abandoned.

         (b) If, within 36 months following a Change in Control, the Company wants the Executive to continue employment in a position or under circumstances that would qualify as Good Reason for the Executive terminating employment:

                  (1) The Executive shall nevertheless agree to that continued employment, provided that:

                           (A) The term of this continued employment shall not exceed 90 days or such shorter or longer term as agreed by the Company and the Executive;

                           (B) The continued employment will be at an executive level position that is reasonably comparable to the Executive's then current position;

                           (C)      The continued employment shall be at either:

                                    (i)      The Executive's then current place
                                             of employment; or

                                    (ii)    Such other location as agreed by the
                                            Company and the Executive; and

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                           (D)      As compensation for this continued
                                    employment, the Executive shall receive:

                                    (i)     The same base pay and bonus
                                            arrangement as in effect on the day
                                            before the continued employment
                                            agreement became effective (or their
                                            hourly equivalent); and

                                    (ii)    Either:

                                            (I)      Continuation of the
                                                     Executive's employee
                                                     benefits, fringe benefits
                                                     and perquisites at their
                                                     then current level; or

                                            (II)     If that continuation is not
                                                     reasonably feasible, the
                                                     Executive shall receive
                                                     additional cash
                                                     compensation equal to the
                                                     amount the Company would
                                                     have paid as the employer
                                                     contribution for the items
                                                     that cannot be continued.

                  (2) The date this continued employment begins shall be treated as a Termination Event, so that benefits will be payable under this Agreement, in accordance with its terms and conditions, even though the Executive's employment with the Company has not terminated.

4. SEVERANCE BENEFITS. Upon a Termination Event, the Executive will receive severance benefits as follows:

         (a)      COMPONENTS. The severance benefits will consist of:

                  (1) The cash compensation payment under subsection (b) below;

                  (2)      The equity acceleration under subsection (c) below;

                  (3) The health plan continuation benefits under subsection (d) below;

                  (4) The 401(k) equivalency payment under subsection (e) below; and

                  (5) The outplacement/tax planning benefits under subsection (f) below.

         (b)      CASH COMPENSATION PAYMENT.

                  (1) This payment will equal three times the Executive's cash compensation. The Executive's "cash compensation" is the sum of:

                           (A)      The Executive's adjusted salary as
                                    determined under paragraph (2) below; and

                           (B) The Executive's average bonus as determined under paragraph (3) below.

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                  (2)      The Executive's "adjusted salary" is the Executive's
                           annualized regular monthly salary in effect on the date of the Termination Event as reportable on IRS Form W-2, adjusted by including and excluding the following items:

                           (A) Include any salary deferral contributions made under any employee benefit plan maintained by the Company, including Bancorp's Executives' Deferred Compensation Plan;

                           (B)      Exclude:

                                    (i)     Bonus payments;

                                    (ii)    Bonus amounts deferred including any
                                            made under any employee benefit plan
                                            maintained by the Company, including
                                            Bancorp's Executives' Deferred
                                            Compensation Plan;

                                    (iii)   Reimbursements or other expense
                                            allowances, fringe benefits (cash
                                            and noncash), moving expenses,
                                            severance or disability pay and
                                            welfare benefits;

                                    (iv)    Employer contributions to a deferred
                                            compensation plan to the extent the
                                            contributions are not included in
                                            the Executive's gross income for the
                                            calendar year in which contributed,
                                            and any distributions from a
                                            deferred compensation plan,
                                            regardless of whether those amounts
                                            are includible in the Executive's
                                            gross income when distributed;

                                    (v)     Amounts realized from the exercise
                                            of non-qualified stock options or
                                            when restricted stock (or property)
                                            becomes freely transferable or no
                                            longer subject to a substantial risk
                                            of forfeiture;

                                    (vi)    Amounts realized from the sale,
                                            exchange or other disposition of
                                            stock acquired under a qualified
                                            stock option;

                                    (vii)   The value of a non-qualified stock
                                            option included in income in the
                                            year in which granted;

                                    (viii)   Amounts includible in income upon
                                             making a Code Section 83(b)
                                             election;

                                    (ix)    Taxable benefits, such as premiums
                                            for excess group term life
                                            insurance;

                                    (x)     Imputed income from any life
                                            insurance on the Executive's life
                                            that is owned by or funded in whole
                                            or in part by the Company; and

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                                    (xi)    Other similar recurring or
                                            non-recurring payments.

                  (3)      The Executive's "average bonus" is the average of:

                           (A) The actual bonus paid for the year before the year in which the Termination Event occurs; and

                           (B) The annualized amount of the bonus the Executive earned through the date of the Termination Event for the bonus computation year in which the Termination Event occurs.

         (c)      EQUITY ACCELERATION.

                  (1) Subject to paragraph (2) below, upon the date of the Termination Event:

                           (A) All stock options held by the Executive that are not otherwise vested as of that date shall become immediately vested and exercisable notwithstanding any vesting provisions in the grant of those options; and

                           (B) Any restrictions on the restricted stock held by the Executive shall immediately lapse.

                  (2) The Board may exclude any particular grant of stock options or restricted stock from the acceleration provisions of paragraph (1) above, but only as follows:

                           (A) Any current grants as of the Effective Date that are to be excluded must be listed in a separate appendix to this Agreement.

                           (B) Any grants made after the Effective Date will be excluded only if the exclusion is made at the time the grant is made.

         (d) HEALTH PLAN CONTINUATION BENEFITS. The Company will provide health plan continuation benefits as follows:

                  (1) For the period specified in paragraph (3) below, the Company will pay the premiums (both the employer and employee portions) for COBRA continuation coverage under the Company's group health plans as in effect at that time.

                  (2) The Executive will have all the rights available under COBRA to change plans and coverage category (i.e., employee only, employee plus spouse or full family or such other categories that are in effect at that time).

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                  (3)      The Company will make the COBRA premium payments
                           until the earliest of the following events occurs:

                           (A) The date COBRA coverage would otherwise end by law; or

                           (B)      18 months of premiums have been paid.

         (e) 401(k) EQUIVALENCY PAYMENT. The Company shall pay the Executive a lump sum cash payment equal to three times the sum of the Executive's "deemed matching contribution" (as determined under paragraph (2) below) and the Executive's "deemed profit-sharing contribution" (as determined under paragraph (3) below.

                  (1) For purposes of determining the Executive's deemed matching and profit-sharing contributions, the Executive's "deemed 401(k) Plan compensation" will be the Executive's cash compensation under subsection
                           (b)(1) above, but limited to the maximum amount allowable under the 401(k) Plan's definition of "compensation" as in effect at that time;

                  (2) The deemed matching contributions will be determined as follows:

                           (A) First, the Executive's "deemed elective deferral contributions" will be determined by multiplying the Executive's deemed 401(k) Plan compensation under paragraph (1) above by the lesser of:

                                    (i)      The deferral percentage the
                                             Executive had in effect under the
                                             401(k) Plan on the date of the
                                             Termination Event; or

                                    (ii)    The maximum deferral percentage
                                            allowed by the 401(k) Plan for
                                            highly compensated employees (if
                                            applicable to the Executive) for the
                                            plan year in which the Termination
                                            Event occurs, if that percentage has
                                            been determined by the date of
                                            Termination Event.

                           (B) Second, the deemed matching contribution formula will be applied to the amount of the deemed elective deferral contributions as calculated under subparagraph (A) above, to determine the amount of the deemed matching contributions. For this purpose, the "deemed matching contribution formula" is:

                                    (i)      The 401(k) Plan's matching
                                             contribution formula for the plan
                                             year in which the Termination Event
                                             occurs; or

                                    (ii)    If that formula has not been
                                            determined by the date of the
                                            Termination Event, the formula for
                                            the previous plan year.

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                  (3)      The deemed profit-sharing contributions will be
                           determined by multiplying the Executive's deemed 401(k) Plan compensation under paragraph (1) above by:

                           (A) The actual bonus paid or payable for the bonus computation year that ended before the bonus computation year in which the Termination Event occurs; and

                           (B) The annualized amount of the bonus the Executive earned, determined as of the end of the month in which the Termination Event occurs, for the bonus computation year in which the Termination Event occurs.

         (f) OUTPLACEMENT/TAX PLANNING SERVICES. At the Executive's election, for up to 12 months from the date of the Termination Event, the Executive may receive up to $10,000 in outplacement and/or tax planning services from service providers selected by the Company. The Company will pay the service providers directly for these benefits. The Executive will not have an option to receive cash in lieu of these outplacement or tax planning benefits.

         (g)      TIMES FOR PAYMENT.

                  (1) The cash compensation payment under subsection (b) and the 401(k) equivalency payment under subsection
                           (e) will be paid within 30 days after the date of the Termination Event;

                  (2) The COBRA premiums under subsection (d) will be paid as due under the terms of the applicable group health plan; and

                  (3) Outplacement services will be paid as billed by the service provider.

5. GROSS-UP PAYMENT. If any or all of the severance benefits under Section 4 constitute a "parachute payment" under Code Section 280G, the Company shall pay the Executive a "Gross-Up Payment" as follows:

         (a) AMOUNT OF PAYMENT. The Gross-Up Payment shall be equal to the amount necessary so that the net amount of the severance benefits retained by the Executive, after subtracting the excise tax imposed under Code Section 4999 ("excise tax"), and after also subtracting all federal, state or local income tax, FICA and the excise tax on the Gross-Up Payment itself, shall be equal to the net amount the Executive would have retained if no excise tax had been imposed and no Gross-Up Payment had been paid.

         (b) CALCULATION OF PAYMENT AMOUNT. The amount of the Gross-Up Payment shall be determined as follows:

                  (1) The determination will be made by independent accountants and/or tax counsel (the "consultant") selected by the Company with the Executive's consent (which consent will not be unreasonably withheld). The Company shall pay all of the consultant's fees and expenses.

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                  (2)      As part of this determination, the consultant will
                           provide the Company and the Executive with a detailed analysis and supporting calculations of:

                           (A) The extent to which any payments or benefits paid or payable to the Executive are subject to Code Section 280G (including the reasonableness of any compensation provided for services rendered before or after the Change in Control); and

                           (B)      The calculation of the excise tax under Code
                                    Section 4999.

                  (3) The consultant may make such assumptions and approximations concerning applicable tax rates and rely on such interpretations regarding the application of Code Sections 280G and 4999 as it deems reasonable. The Company and the Executive will provide the consultant with any information or documentation the consultant may reasonably request.

         (c) TIME FOR PAYMENT. The Gross-Up Payment shall be made within 30 days after the date of the Termination Event, provided that if the Gross-Up Payment cannot be determined within that time, the following will apply:

                  (1) The Company shall pay the Executive within that time an estimate, determined in good faith by the Company, of the minimum amount of the Gross-Up Payment;

                  (2) The Company shall pay the remainder (plus interest as determined under Code Section 7872(f)(2)(B)) as soon as the amount can be determined, but in no event later than the 45 days after the date of the Termination Event; and

                  (3) If the estimated payment is more than the amount later determined to have been due, the excess (plus interest as determined under Code Section 7872(f)(2)(B)) shall be repaid by the Executive within 30 days after written demand by the Company.

         (d)      ADJUSTMENTS. Subject to the Company's right under subsection
                  (e) below to contest an excise tax assessment by the Internal Revenue Service, the amount of the Gross-Up Payment will be adjusted as follows:

                  (1) OVERPAYMENT. If the actual excise tax imposed is less than the amount that was taken into account in determining the amount of the Gross-Up Payment, the Executive shall repay at the time that the amount of the reduced excise tax is finally determined the portion of the Gross-Up Payment attributable to that reduction (plus the portion of the Gross-Up Payment attributable to the excise tax, FICA and federal, state and local income tax imposed on the portion of the Gross-Up Payment being repaid by the Executive, to the extent the repayment results in a reduction in or refund of excise tax, FICA or federal, state or local income tax), plus interest as determined under Code Section 7872(f)(2)(B) on the amount of the repayment.

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                  (2)      UNDERPAYMENT. If the actual excise tax imposed is
                           more than the amount that was taken into account in determining the amount of the Gross-Up Payment, the Company shall make an additional gross-up payment to compensate for that excess (plus interest as determined under Code Section 7872(f)(2)(B)) within 10 days of the date the amount of the excess is finally determined.

         (e) COMPANY'S RIGHT TO CONTEST. The Company has the right to contest any excise tax assessment made by the Internal Revenue Service on the following terms and conditions:

                  (1) The Executive must notify the Company in writing of any claim by the Internal Revenue Service that, if upheld, would result in the payment of excise taxes in amounts different from the amount initially determined by the consultant. The Executive shall give this notice as soon as possible but in no event later than 15 days after the Executive receives the notice from the Internal Revenue Service.

                  (2) If the Company decides to contest the assessment, it must notify the Executive within 30 days of receiving the notice from the Executive.

                  (3) The Company will have full control of the proceedings, including settlement authority and the right to appeal.

                  (4) The Executive will cooperate fully in providing any testimony, information or documentation reasonably required by the Company in connection with the proceedings.

                  (5) The adjustments required under subsection (d) above shall not be made until the Company has concluded a settlement agreement with the Internal Revenue Service, exhausted its (or the Executive's) rights to contest the Internal Revenue Service's determination or notified the Executive that it intends to concede the matter, whichever occurs first.

                  (6) The Company shall bear all fees and costs associated with the contest.

                  (7) The Company will indemnify the Executive from any taxes, interest and penalties that may be imposed upon the Executive with respect to the payments made under paragraph (6) above and this paragraph (7).

         (f) EFFECT OF REPEAL. If Code Sections 280G and 4999 are repealed without successor provisions being enacted, this Section shall be of no further force or effect.

6. OTHER COMPENSATION AND TERMS OF EMPLOYMENT. This Agreement is not an employment agreement. Accordingly, other than providing for the benefits payable upon a Change in Control, this Agreement will not affect the determination of any compensation payable by the Company to the Executive, nor will it affect the other terms of the Executive's employment with the Company. The specific arrangements referred to in this Agreement are not intended to exclude or circumvent any other benefits that may be available to the Executive under the Company's employee benefit or other applicable plans, programs or arrangements upon the termination of the Executive's employment.

Page 13 CHANGE IN CONTROL AGREEMENT

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7.       WITHHOLDING. All payments made to the Executive under this Agreement are subject to the withholding of income and payroll taxes and other payroll deductions that the Company reasonably determines are appropriate under applicable law or regulations.

8.       ASSIGNMENT.

         (a) The Company will require any successor (by purchase, merger, consolidation or otherwise, whether direct or indirect) to all or substantially all of its business or assets to expressly assume this Agreement. This assumption shall be obtained before the effective date of the succession. Failure of the Company to obtain this assumption shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms that the Executive would be entitled to under this Agreement following a Change in Control, except that for this purpose:

                  (1) The date the definitive agreement providing for the succession is signed shall be deemed to be the date of the Termination Event (the "deemed Termination Event"), regardless of whether the Executive's employment terminates on that date;

                  (2) The Executive will have no continued employment obligation under Section 3(b) as of the deemed Termination Event;

                  (3) The equity acceleration under Section 4(c) will be effective on the date of the deemed Termination Event;

                  (4) Within five (5) business days of the deemed Termination Event, the Company with pay the Executive a lump sum cash payment equal to the sum of:

                           (A)      The cash compensation payment under Section
                                    4(b);

                           (B) Thirty-six times the monthly COBRA premium amount for the group health plan coverage the Executive had in effect on the date of the deemed Termination Event;

                           (C) The 401(k) equivalency payment under Section 4(e); and

                           (D) The maximum amount that would have been paid under Section 4(f) to the outplacement service provider; and

                  (5) Section 6 will no longer apply as of the date of the deemed Termination Event.

         (b) The Executive may not assign or transfer this Agreement or any rights or obligations under it.

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

9. UNSECURED GENERAL CREDITOR. Neither the Executive nor anyone else claiming on behalf of or through the Executive shall have any right with respect to, or claim against, any insurance policy or other asset the Company may acquire to assist it in financing its obligations under this Agreement. The Executive shall be an unsecured general creditor of the Company with respect to any amount payable under this Agreement.

10. JOINT AND SEVERAL OBLIGATION. Bancorp and Bank will be jointly and severally liable for the payment obligations under this Agreement.

11.      DEATH BENEFIT.

         (a) Any severance benefits under Section 4 remaining unpaid at the Executive's death shall be paid under the terms and conditions of this Agreement, to the Beneficiary or Beneficiaries determined under subsection (b) below.

         (b) The Executive may designate the Beneficiary or Beneficiaries (who may be designated concurrently or contingently) to receive the death benefit under the Plan under the following terms and conditions:

                  (1) The beneficiary designation must be in a form satisfactory to the Committee and must be signed by the Executive.

                  (2) A beneficiary designation shall be effective upon receipt by the Committee or its designee and shall cancel all beneficiary designations previously filed by the Executive, provided it is received before the Executive's death.

                  (3) The Executive may revoke a previous beneficiary designation without the consent of the previously designated Beneficiary. This revocation is made by filing a new beneficiary designation form with the Committee or its designee, and shall be effective upon receipt.

                  (4) A divorce will automatically revoke the portion of a beneficiary designation designating the former spouse as a Beneficiary.

                  (5) If a Beneficiary disclaims a death benefit, the benefit will be paid as if the Beneficiary had predeceased the Executive.

                  (6) If a Beneficiary who is in pay status dies before full distribution is made to the Beneficiary, the unpaid balance of the distribution will be paid to the Beneficiary's estate.

                  (7) If, at the time of the Executive's death, the Executive has failed to designate a Beneficiary, the Executive's beneficiary designation has become completely invalid under the provisions of this subsection or there is no surviving Beneficiary, the benefit will be paid in the following order of priority:

                           (A)      To the Executive's spouse, if living; or

                           (B)      To the Executive's estate.

Page 15 CHANGE IN CONTROL AGREEMENT

12.      GENERAL PROVISIONS.

         (a)      CHOICE OF LAW/VENUE.

                  (1) This Agreement shall be construed and its validity determined according to the laws of the State of Oregon, other than its law regarding conflicts of law or choice of law, to the extent not preempted by federal law.

                  (2) Any dispute arising out of this Agreement must be brought in either Clackamas County or Multnomah County, Oregon, and the parties will submit to personal jurisdiction in either of those counties.

         (b) ARBITRATION. Any dispute or claim arising out of or brought in connection with this Agreement, shall be submitted to final and binding arbitration as follows:

                  (1) Before proceeding to arbitration, the parties shall first attempt, in good faith, to resolve the dispute or claim by informal meetings and discussions between them and/or their attorneys. The Chairman of the Board will act on behalf of the Company at these meetings and discussions. This informal dispute resolution process will be concluded within 30 days or such longer or shorter period as may be mutually agreed by the parties.

                  (2) After exhausting the informal dispute resolution process under paragraph (1) above, upon the request of any party, the matter will be submitted to and settled by arbitration under the rules then in effect of the American Arbitration Association (or under any other form of arbitration mutually acceptable to the parties involved). Any award rendered in arbitration will be final and will bind the parties, and a judgment on it may be entered in the highest court of the forum having jurisdiction. The arbitrator will render a written decision, naming the substantially prevailing party in the action and will award such party all costs and expenses incurred, including reasonable attorneys' fees.

         (c)      ATTORNEYS' FEES.

                  (1) If any breach of or default under this Agreement results in either party incurring attorneys' or other fees, costs or expenses (including those incurred in an arbitration), the substantially prevailing party is entitled to recover from the non-prevailing party its reasonable legal fees, costs and expenses, including attorneys' fees and the costs of the arbitration, except as provided in paragraph (2) below.

                  (2) If the Executive is not the substantially prevailing party, the Executive shall be liable to pay the Company under paragraph (1) above only if the arbitrator determines that:

                           (A) There was no reasonable basis for the Executive's claim (or the Executive's response to the Company's claim); or

Page 16 CHANGE IN CONTROL AGREEMENT

                           (B) The Executive had engaged in unreasonable delay, failed to comply with a discovery order or otherwise acted in bad faith in the arbitration.

                  (3) Either party shall be entitled to recover any reasonable attorneys' fees and other costs and expenses it incurs in enforcing or collecting an arbitration award.

                  (4) If an award under this subsection is made to the Executive and accountants or tax counsel selected by Company with the Executive's consent (which shall not be unreasonably withheld) determine that the award is includible in Executive's gross income, Company shall also pay Executive a gross-up payment to offset the taxes imposed on that award, including the taxes on the gross-up payment itself. This gross-up payment shall be determined following the methodology employed in Section 5(b).

         (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to its subject matter, and it supercedes all previous agreements between the Executive and the Company and any of its subsidiaries pertaining to this subject matter. By signing this Agreement, The Executive waives any and all rights the Executive may have had under any previous agreement providing for benefits upon a Change in Control (regardless of how that term is defined in those prior agreements) that the Executive may have entered into with the Company or any of its subsidiaries.

         (e) SUCCESSORS. This Agreement binds and inures to the benefit of the parties and each of their respective affiliates, legal representatives, heirs and, to the extent permitted in this Agreement, their successors and assigns.

         (f) AMENDMENT. This Agreement may be amended only through a written document signed by all of the parties.

         (g) CONSTRUCTION. The language of this Agreement was chosen jointly by the parties to express their mutual intent. No rule of construction based on which party drafted the Agreement or certain of its provisions will be applied against any party.

         (h) SECTION HEADINGS. The section headings used in this Agreement have been included for convenience and reference only.

         (i) CITATIONS. Citations to a statute, act or rule are to that statute, act or rule as amended or to its successor at the relevant time. Citations to a particular section of a statute, act or rule are to that section as amended or renumbered or to the comparable provision of any successor as in effect at the relevant date.

         (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and all counterparts will be construed together as one Agreement.

Page 17 CHANGE IN CONTROL AGREEMENT

         (k) SEVERABILITY. If any provision of this Agreement is, to any extent, held to be invalid or unenforceable, it will be deemed amended as necessary to conform to the applicable laws or regulations. However, if it cannot be amended without materially altering the intentions of the parties, it will be deleted and the remainder of this Agreement will be enforced to the extent permitted by law.

EXECUTIVE:                                  COMPANY:

                                            WEST COAST BANCORP

________________________________            By:_________________________________
Robert Sznewajs
                                            Title ______________________________

Date: __________________________            Date: ______________________________

                                            WEST COAST BANK

                                            By:_________________________________

                                            Title: _____________________________

                                            Date: ______________________________

Page 18 CHANGE IN CONTROL AGREEMENT